                                                                  Exhibit (a)(3)



                       FUND AMERICAN ENTERPRISES HOLDINGS, INC.
                            NOTICE OF GUARANTEED DELIVERY
                              OF SHARES OF COMMON STOCK



    This form or a facsimile hereof must be used to accept the Offer (as defined below) if:

    (a) certificates for shares of Common Stock, par value $1.00 per share ("Shares"), of Fund American Enterprises Holdings, Inc., a Delaware corporation (the "Company"), are not immediately available; or

    (b) the procedure for book-entry transfer (set forth in Section 3 of the Company's Offer to Purchase dated November 3, 1997 (the "Offer to Purchase")) cannot be followed on a timely basis; or

    (c) time will not permit the Letter of Transmittal and all other required documents to be delivered to the depositary for the Offer (the "Depositary") before the Expiration Date (as defined in Section 1 of the Offer to Purchase).

    This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

               TO:  FIRST CHICAGO TRUST COMPANY OF NEW YORK, DEPOSITARY

                                  BY HAND:
                            TENDERS & EXCHANGES
                       C/O THE DEPOSITORY TRUST COMPANY
                              55 WATER STREET
     BY MAIL:           VIETNAM VETERANS MEMORIAL PLAZA   BY OVERNIGHT COURIER:
TENDERS & EXCHANGES                DTC TAD                 TENDERS & EXCHANGES
 SUITE 4660 - FAE             NEW YORK, NY 10041            SUITE 4680 - FAE
  P.O. BOX 2569                                             14 WALL STREET -
 JERSEY CITY, NJ                                               8TH FLOOR
   07303-2569                                              NEW YORK, NY  10005
                          FACSIMILE TRANSMISSION:
                      (FOR ELIGIBLE INSTITUTIONS ONLY)
                            Tenders & Exchanges
                               (201) 222-4720
                                     or
                               (201) 222-4721


                             TO CONFIRM RECEIPT OF
                         NOTICE OF GUARANTEED DELIVERY:

                               (201) 222-4707

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THE ONES LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby
acknowledged,                   Shares pursuant to the guaranteed delivery
procedure set forth in Section 3 of the Offer to Purchase.

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                        PRICE (IN DOLLARS) PER SHARE AT WHICH
                              SHARES ARE BEING TENDERED

                              --------------------------

                 IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH
                            PRICE SPECIFIED MUST BE USED.

                              --------------------------

                                 CHECK ONLY ONE BOX.
              IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED,
                         THERE IS NO VALID TENDER OF SHARES.
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                         SHARES TENDERED AT PRICE DETERMINED
                                   BY DUTCH AUCTION

    / / The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares at, and is willing to accept, the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per share as low as $105.00 or as high as $125.00.

                 **CHECK EITHER THE BOX ABOVE OR CHECK ON BOX BELOW**

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                               SHARES TENDERED AT PRICE
                              DETERMINED BY SHAREHOLDER

              / /  $105           / /  $112           / /  $119
              / /  $106           / /  $113           / /  $120
              / /  $107           / /  $114           / /  $121
              / /  $108           / /  $115           / /  $122
              / /  $109           / /  $116           / /  $123
              / /  $110           / /  $117           / /  $124
              / /  $111           / /  $118           / /  $125

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
                                                                               3

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                                       ODD LOTS

(SEE INSTRUCTION 8 OF THE LETTER OF TRANSMITTAL)

    TO BE COMPLETED ONLY IF SHARES ARE BEING TENDERED BY OR ON BEHALF OF A PERSON WHO BENEFICIALLY OWNED AS OF THE CLOSE OF BUSINESS ON OCTOBER 27 , 1997, AND WHO WILL CONTINUE TO OWN BENEFICIALLY UNTIL THE EXPIRATION DATE AN AGGREGATE OF FEWER THAN 100 SHARES.


    THE UNDERSIGNED EITHER (CHECK ONE BOX):

    / / WAS THE BENEFICIAL OWNER AS OF THE CLOSE OF BUSINESS ON OCTOBER 27, 1997, AND WILL CONTINUE TO BE THE BENEFICIAL OWNER UNTIL THE EXPIRATION DATE OF AN AGGREGATE OF FEWER THAN 100 SHARES, AND IS TENDERING ALL SUCH SHARES, OR

    / / IS AN "ELIGIBLE INSTITUTION" THAT (I) IS TENDERING, FOR THE BENEFICIAL OWNERS THEREOF, SHARES WITH RESPECT TO WHICH IT IS THE RECORD OWNER, AND (II) BELIEVES, BASED UPON REPRESENTATIONS MADE TO IT BY EACH SUCH BENEFICIAL OWNER, THAT EACH SUCH BENEFICIAL OWNER BENEFICIALLY OWNED AS OF THE CLOSE OF BUSINESS ON OCTOBER 27, 1997, AND WILL CONTINUE TO OWN BENEFICIALLY UNTIL THE EXPIRATION DATE AN AGGREGATE OF FEWER THAN 100 SHARES, AND IS TENDERING ALL SUCH SHARES.

    IF YOU DO NOT WISH TO SPECIFY A PURCHASE PRICE, CHECK THE FOLLOWING BOX, IN WHICH CASE YOU WILL BE DEEMED TO HAVE TENDERED AT THE PURCHASE PRICE DETERMINED BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF THE OFFER (PERSONS CHECKING THIS BOX NEED NOT INDICATE THE PRICE PER SHARE IN THE BOX ENTITLED "PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED" ABOVE). / /
--------------------------------------------------------------------------------





No. of Shares tendered                              SIGN HERE

-----------------------------------    -----------------------------------
                                                  (Signature(s))
Certificate Nos. (if available):
                                       -----------------------------------
                                                  (Signature(s))

If Shares will be delivered by
 book-entry transfer:                  -----------------------------------
                                             (Name(s)) (Please Print)

Name of Tendering Institution:

-----------------------------------    -----------------------------------
                                                    (Address)
-----------------------------------
                                       -----------------------------------
Account No.                                         (Zip Code)
          ------------------------
at:                                    -----------------------------------
/ / The Depository Trust Company          (Area Code and Telephone No.)

/ / Philadelphia Depository Trust
    Company

                                      GUARANTEE

                       (Not to be used for signature guarantee)

    THE UNDERSIGNED, AN "ELIGIBLE INSTITUTION", GUARANTEES THAT (A) THE ABOVE NAMED PERSON(S) "OWN(S)" THE SHARES TENDERED HEREBY WITHIN THE MEANING OF RULE 14E-4 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, (B) SUCH TENDER OF SHARES COMPLIES WITH RULE 14E-4 AND (C) THE DEPOSITARY WILL RECEIVE EITHER THE STOCK CERTIFICATES REPRESENTING THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR CONFIRMATION OF THE BOOK-ENTRY TRANSFER OF SUCH SHARES INTO THE DEPOSITARY'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY OR THE PHILADELPHIA DEPOSITORY TRUST COMPANY, IN ANY SUCH CASE TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE DATE OF EXECUTION OF THIS NOTICE.

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Name of Firm:______________________    Address:________________________________

___________________________________    ________________________________________
      Authorized Signature                                             Zip Code

                                       Area Code and
Name: _____________________________    Telephone No:___________________________
              Please Print

Title: ____________________________    Dated:__________________________________

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DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.  YOUR STOCK CERTIFICATES MUST BE
SENT WITH THE LETTER OF TRANSMITTAL